Exhibit 10.16.1
AMENDMENT TO THE

APPLETON PAPERS INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The Appleton Papers Inc. Supplemental Executive Retirement Plan, as amended, (the “Plan”), a nonqualified deferred compensation plan, as defined by Internal Revenue Code Section 409A(d)(1), is hereby further amended to comply with the revised requirements of Internal Revenue Code Section 409A as set forth more fully below.  This Amendment is executed this 18th day of December, 2008, and shall be effective as of January 1, 2009.

1. Section 3.2(a) of the Plan is deleted in the entirety and replaced with the following language:

(a)
Amount of Retirement Benefit.  A Participant who becomes eligible for a Supplemental Retirement Benefit pursuant to Section 3.1 above shall be entitled to a monthly benefit in an amount equal to the excess of (1) below over (2) below:

(1)
the retirement benefit to which he would have been entitled under the Pension Plan had (i) his benefit not been reduced pursuant to Code sections 401(a)(17) and 415, or (ii) his benefit included amounts deferred under a non-qualified deferred compensation plan of the Company (or both (i) and (ii)),

(2)           the retirement benefit to which he is entitled under the Pension Plan.

Benefits under this Plan shall be subject to the same cost-of-living adjustments, if any, as applicable under the Pension Plan.

2. Section 3.2(b) of the Plan is deleted in the entirety and replaced with the following language:

(b)
Payment of Benefit.  A Participant’s Supplemental Benefit shall be paid or commence at the time payment of the Participant’s (or, if applicable, the Beneficiary’s) benefit under the Pension Plan is paid or commences; provided that, effective January 1, 2009, payment under this Plan shall be made or commence within 90 days after the Participant incurs a termination of employment with a vested benefit under the Pension Plan as contemplated by Section 3.1(b)(i), provided that if a Participant who is eligible for a Supplemental Benefit under Section 3.1(b)(i) terminates employment prior to the attainment of age 55, payment shall be made or commence within 90 days after the Participant attains age 55, irrespective of whether payment has been made or commenced under the Pension Plan.

3. Section 3.2(c) of the Plan is deleted in the entirety and replaced with the following language:

(c)
Form of Benefit.  A Participant’s Supplemental Benefit shall be paid in the form of a single life annuity if unmarried, or in the form of a Qualified Joint and Survivor Annuity if married; provided that, effective January 1, 2009, a Participant may elect, in accordance with election procedures described in the Pension Plan, to receive another type of actuarially equivalent life annuity provided thereunder.

4. Section 3.3 of the Plan is deleted in the entirety and replaced with the following language:

3.3  Small Benefits.  Notwithstanding the foregoing provisions of this Plan, if the amount of the Actuarial Equivalent immediate single sum payment of a Participant’s or a Beneficiary’s accrued benefit under this Plan is less than $20,000, the benefit will be paid to the Participant or Beneficiary in one lump sum payment at the time stipulated in Section 3.2(b).

5. Section 3.5 of the Plan is amended by adding the following sentence at the end of subsection (c):

(c)	Effective January 1, 2009, death benefits payable under this Section 3.5 shall be made or commence no later than 90 days after the applicable Beneficiary becomes entitled thereto.

6. Section 3.6 of the Plan is deleted in the entirety and replaced with the following language:

3.6 Disability Benefits.  If a Participant terminates his employment with the Employer because of a Disability as defined under the Pension Plan (“Disability”), benefits will be payable under this Plan at such time as the Participant commences to receive benefits under the Pension Plan, as calculated and paid pursuant to Section 3.2; provided that, effective January 1, 2009, payment to a Participant who incurs a termination of employment because of a Disability, and who continues to qualify for a Disability Retirement Pension under the Pension Plan through his Normal Retirement Date, shall be made or commence within 90 days after the Participant attains age 65, irrespective of whether payment has been made or commenced under the Pension Plan.  Notwithstanding the foregoing sentence, a Participant who is entitled to long-term disability benefits after his Normal Retirement Date (as provided in Section 5.04(f) of the Pension Plan) will be deemed to have terminated his employment as of the first day of the month on or after the date his long-term disability benefits end, and payment shall be made or commence within 90 days thereafter.

7. Except as expressly modified herein, all terms and conditions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Consent this 18th day of December, 2008.

APPLETON PAPERS INC.

/s/ Mark R. Richards
Mark R. Richards, Chief Executive Officer

/s/ Thomas J. Ferree
Thomas J. Ferree, Chief Financial Officer